Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: Kaveh Bakhtiari, appharvestIR@appharvest.com
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AppHarvest Announces Q2 2021 Results, Plans for New Holding Company Structure
to Capitalize on Growing Global Need for Controlled Environment Agriculture, announces non-binding LOI for JV with Mastronardi Produce to Expand Farm Network, and Reaffirms Long-Term 2025 Outlook

Company delivered net sales of $3.1 million on 8.6 million pounds of tomatoes sold, concluding the abbreviated 2020 planting season

Secured $91 million in new, non-dilutive financing from leading sustainability investor Equilibrium Capital and $75 million from Rabo AgriFinance with four farms under construction

Company reaffirms long-term 2025 outlook reflecting expected benefits of proprietary technology, plans to launch value-added product line; reduces 2021 outlook based on operational ramp-up challenges and dedicating more production space to strategic investments

AppHarvest President David Lee assumes operational responsibility with key seasoned executive recruits supporting AppHarvest 2.0 initiative

MOREHEAD, Ky. August 11, 2021 — AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp focused on farming more sustainably using up to 90% less water than open-field agriculture and only recycled rainwater, announced today its operating and financial results for the quarter ending on June 30, 2021.

“The industry has changed significantly from just three months ago as global extreme weather events, including drought in traditional agricultural regions, have underscored the necessity for CEA solutions,” said AppHarvest Founder and CEO Jonathan Webb. “We believe our innovative, sustainable approach, which captures free rainwater and sunlight through large glass roofs in Appalachia and leverages world-class technology at scale while maintaining the highest ESG principles, positions our company to be a global leader in this industry,” said Webb. “Our teams, including key seasoned executive recruits, are focused on operational execution and on delivering reliable, high-tech, climate-resilient food system solutions that reduce risk in our production environment and that can be replicated around the world.”

Second Quarter 2021 Results

For the second quarter of 2021, net sales were $3.1 million, an increase of $0.8 million from the first quarter of 2021, when AppHarvest began its inaugural harvest and launched as a public company. AppHarvest sold 8.6 million pounds of tomatoes in the second quarter, an increase of 4.8 million pounds from the first quarter.

The company recorded a net loss of $32.0 million and non-GAAP Adjusted EBITDA loss of $22.6 million in the second quarter of 2021, as compared to a net loss and non-GAAP Adjusted EBITDA loss of $1.6 million in the

Exhibit 99.1
second quarter of 2020, when the company was still pre-production. See reconciliation of the non-GAAP measure at the end of this press release. Second quarter 2021 results were adversely impacted by operational headwinds with the ramp up to full production at the company’s first CEA facility, including labor and productivity challenges related to the training and development of the new workforce and historically low market prices for tomatoes during the second quarter of 2021 based on USDA reports. Labor and productivity challenges resulted in lower net sales due to lower overall No. 1-grade production yields, including the impact of higher distribution and shipping fees.

Second quarter results also reflect investments in building out the technology team to capture the full potential of the Root AI acquisition completed in April in support of the company’s strategic pursuit of the commercial and shareholder return opportunity associated with becoming a leading applied technology company serving the growing CEA industry.

The company wrapped up the initial winter harvest from its first high-tech indoor farm early to incorporate operational key learnings into future harvests, to set up space devoted to test proprietary CEA farm technology and to grow trial varieties for anticipated, value-added products made from the company’s fresh produce, including a direct-to-consumer platform.

“While we more than doubled production from our first quarter, we have a ‘moment in time’ opportunity to create more long-term shareholder value by doubling down on investments that help us reduce risk going forward by developing and deploying our leading technology, and operational best practices for CEA, and enhancing our brand power by launching value-added products next year,” said AppHarvest President David Lee. “At the same time, our teams are seeking to develop and implement an industry-best set of practices around harvesting, integrated pest management, labor, training, supply chain, procurement and technology—which we believe is in stark contrast to the incumbent industry’s questionable labor practices and excessive use of harsh chemical pesticides,” said Lee.

Actions to Capture Long-Term Value

AppHarvest has achieved several critical milestones since the company began harvesting fresh produce in January, including effectively staffing the Morehead farm with local labor, raising new, non-dilutive forms of capital to fund its development, and securing future building sites more quickly than expected. Global interest in the CEA industry from investors and policymakers also has accelerated significantly, as climate change and other factors appear poised to drive a dramatic increase in CEA funding.

These developments have accelerated AppHarvest’s decision to shift to transforming its assets and teams into a global authority in the CEA sector. Dedicated space at the Morehead farm will be allocated to non-production, skunkworks strategic investments to better facilitate the development of viable commercial technology, which the company anticipates will be integrated with operational best practices in future farms and licensed to other CEA operators. The company expects the long-term benefits associated with this evolving business model to significantly outweigh the near-term investment cost.

In addition, the company has made significant progress in building its brand, which it views as a competitive advantage and important driver of long-term shareholder value. By the end of 2022, the company plans to release three value-added products as it leverages its brand as a trusted name in the global food and ESG space to earn a price premium over time.

To support these initiatives, the company announced a plan to organize internally under a holding company parent with three operating companies pursuing distinct opportunities to grow more broadly within CEA. The planned operating companies include:

•“AppalachiaCo,” which will consist of the company’s planned network of high-tech indoor farms in Central Appalachia, and proposed value-added products business and

Exhibit 99.1
•“TechCo,” which will contain the company’s key technologies including proprietary FarmOps, robotic harvesting capability, and AI/machine learning for growing—as well as the potential to develop a new revenue stream through licensing of CEA technology to global operators
•“GrowCo,” that will pursue CEA opportunities including those outside of Central Appalachia in the U.S. and globally

“While our focus in the U.S. remains the development of a network of high-tech indoor farms in Appalachia producing fresh fruits and vegetables, and economic expansion for this region, we have bandwidth to reduce risk by dedicating part of the team to focus on core operations to maximize growth and efficiency in AppalachiaCo; by dedicating a TechCo team to develop leading CEA technology solutions supporting us and other CEA customers; and by establishing an entity to pursue CEA opportunities outside Appalachia with other partners - all to create the most long-term value possible for our shareholders,” said Webb.

Development

AppHarvest’s Morehead facility has been harvesting since January 2021. The company is currently building four more CEA facilities, and remains on-track with its previously announced plan to operate up to 12 high-tech indoor farms in Appalachia by the end of 2025. Two of the facilities under construction are in Berea, Kentucky and Richmond, Kentucky—the Berea leafy green facility is approximately 37% complete, and the Richmond tomato facility is approximately 31% complete. Both facilities are expected to be fully operational by mid-2022. Groundbreakings for two more facilities occurred in June 2021 in Somerset, Kentucky and Morehead, Kentucky. The Somerset facility is expected to grow berries and the Morehead facility, which is adjacent to the company’s first facility, is expected to grow leafy greens. The company expects these two facilities to be operational by the end of 2022.

Improving Operational Performance of AppalachiaCo

To improve operational performance, AppHarvest President David Lee assumed responsibility for operations in July as part of a reorganization focused on improved accountability and cost containment to drive better quality and profitability. The company eliminated some layers of the organization to connect leadership more closely to the business. The company has hired Julie Nelson, with proven experience at PepsiCo and McKinsey, who will report to Lee as executive vice president of operations to drive productivity across the company’s planned network of high-tech indoor farms and to optimize operations to support profitable growth. The company also has hired Adam Reel as vice president of supply chain and procurement. Reel, a former Navy aviator and operations officer, brings significant experience from Apple and other CEA start-ups. Reporting to Nelson, Reel has a scope that includes ensuring implementation of best practices learned in the first growing season and deploying them as standard operating procedures for the upcoming season at the Morehead facility and across the new facilities as they become operational.

Nelson will lead “Project New Leaf” to continue to optimize cost structure across AppalachiaCo and the parent holding company. The project targets $40 million annualized efficiencies and reductions in cost of goods sold and selling, general and administrative expense versus the current rate of expense by the end of 2022. The project already has identified opportunities to streamline the organization through expansion of responsibilities for high-performers, re-alignment of roles and reductions in force. The project also will include training, technology investment, and shared services across the planned network of farms and a business operations team to execute special projects for short-term, high-impact activities such as farm stand-ups and technology upgrades.

Building the TechCo Business

AppHarvest Chief Technology Officer Josh Lessing is building the TechCo business that seeks to develop leading CEA solutions to optimize AppHarvest farms and then will seek to sell these turnkey, Amazon Web Services-like solutions to the global market. Existing solutions require experienced master growers and farm operators who are in limited numbers. This solution, which aims to de-risk the farm management process through automation, is

Exhibit 99.1
anticipated to allow target customers in countries that lack the geography, climate, resources, or labor needed to deliver industry leading operational results as they work to ensure climate-resilient food security.

TechCo has secured its first customer and will conduct a paid pilot of the FarmOps technology that AppHarvest is developing for Red Sea Farms, a controlled environment agriculture company based in the Middle East with plans to build 500 acres of indoor farms in the region by 2025. “Piloting FarmOps with Red Sea Farms gives us the unique opportunity to demonstrate the efficacy of our system in one of the world's most challenging environments, the Arabian Peninsula," said Lessing. AppHarvest has made a strategic investment in Red Sea Farms, detailed below, to seize this opportunity to gain experience and establish a footprint in this region, which has been heavily reliant on food imports.

Diversifying with GrowCo, starting with a potential JV with Mastronardi Produce

With several opportunities to diversify through GrowCo partnerships, AppHarvest believes one of the most promising is a potential joint venture with existing partner, Mastronardi Produce. AppHarvest announced that it has executed a nonbinding letter of intent with Mastronardi Produce to form a joint venture called FarmCo that will pursue opportunities to build and operate new high-tech CEA facilities, acquire existing CEA operations and expand production throughout the U.S. AppHarvest and Mastronardi have worked together since 2017, and Mastronardi is the exclusive distributor of AppHarvest produce.

The proposed FarmCo plan calls for the two partners to each contribute a farm, and for APPH to contribute $10 million in cash. FarmCo would use the contributed assets to raise additional capital to finance its own growth, targeting to build a network of CEA facilities in the United States to grow fresh fruits and vegetables, including leafy greens. FarmCo will seek to raise additional capital to finance its growth, and formation of FarmCo is contingent on securing financing. The launch of FarmCo is targeted for the first quarter of 2022.

“We believe FarmCo is one of the most promising opportunities within the GrowCo business because we believe it has the potential to become as large a financial opportunity as ApplachiaCo. Plus, the proposed JV would have the ability to obtain separate sources of fundraising and it’s designed so that its financials can be consolidated by AppHarvest—but with its own leadership team to prevent distraction to AppHarvest management,” said Lee.

“We are extremely pleased to be entering into this letter of intent with AppHarvest,” said Paul Mastronardi, President and CEO of Mastronardi Produce. “We have seen the demand for locally-grown produce skyrocket, particularly over the past 18 months as more people are cooking from home, and this partnership will allow us to significantly increase our ability to get more fresh, flavorful locally-grown produce to tables across America.”

Red Sea Farms Investment

AppHarvest has invested $5 million in Red Sea Farms, an AgTech company based in the Middle East that specializes in sustainable farming in water-scarce areas by leveraging saltwater for both growing and cooling. With this investment, AppHarvest gains rights with respect to future equity opportunities with Red Sea Farms. The investment provides AppHarvest with a local market partner for potential CEA development in the Middle East and access to Red Sea Farms’ key technologies, such as saltwater evaporative cooling technology, solar radiation filtration glass, in-house seed breeding programs and additional automated farm operating system technologies.

Balance Sheet and Liquidity

As of June 30, 2021 cash and cash equivalents were $273.1 million, compared to $21.9 million as of December 31, 2020. This includes $75 million in proceeds received from the new credit agreement with Rabo AgriFinance, which provides amortization of the debt for the company’s initial farm over 20 years. The company closed the credit agreement on June 16 and subsequently entered an interest rate swap and the net fixed interest rate on the credit agreement and the interest rate swap is 4.1%.

Exhibit 99.1

On July 27, 2021 the company announced it had secured $91 million in new, non-dilutive financing in the form of a 65.5% loan-to-value construction loan for its Richmond, Kentucky tomato facility from sustainability-focused and leading CEA investor Equilibrium Capital.

Financial Outlook

The company adjusted its full-year 2021 net sales outlook to the range of $7 million to $9 million from a prior range of $20 million to $25 million. This reflects aforementioned operational headwinds associated with the full ramp up of the Morehead farm and moderated produce market price expectations and a strategic decision to broaden its business model by investing in farm operations technology, operational best practices and value-added products. The company also updated its full-year 2021 outlook for Adjusted EBITDA to the range of a loss of $70 million to $75 million from a prior range of a loss of $48 million to $52 million, driven primarily by operational challenges encountered in the abbreviated initial growing season and the decision to dedicate a portion of the farm to the noted strategic investments.

The company reaffirmed its long-term 2025 outlook reflecting the benefits of implementing TechCo solutions, revenue from TechCo and launching value-added products that offset the moderated expectations of fresh produce sales based on observed results from the company’s first full quarter of production. The company projects $350 million to $400 million in net sales in FY 2025, in line with the $387 million projected during its December 2020 Analyst Day and $115 million to $130 million in Adjusted EBITDA, in line with the $122 million projected prior.

While the company remains on track with the plan to develop 12 farms by the end of 2025, the long-term outlook now includes more conservative assumptions based on nine CEA facilities in Appalachia. In terms of the outlook, the company will provide guidance on a conservative delivery of nine high-tech indoor farms in Appalachia by the end of 2025 while it continues to work toward a network of 12 farms by 2025.

The key components of the re-affirmed FY 2025 outlook include:

•The expected revenue opportunity from launching sales of robotic harvesters, AI/machine learning, farm operations software, cloud services and other licensed technologies to other global CEA operators from within the proposed TechCo—which we expect to provide approximately $40 million to $50 million of incremental net sales in 2025.

•The expected benefit from launching a value-added products business within AppalachiaCo, which we expect to provide approximately $15 million to $25 million of incremental net sales benefit in 2025.

•More moderate projections regarding our fresh produce business based on lower pricing expectations and an increase in the distribution fee more aligned with observed results. We expect the cumulative impact of these adjusted inputs to reduce net sales by approximately $60 million to $90 million in 2025.

“Since acquiring Root AI in April, we have been executing a plan to capture the financial benefit of using technology to optimize AppHarvest farms and to sell turnkey solutions to the global CEA market. Equally important has been our recent effort to stress-test our long-term outlook using insights from real-world operating results. We believe this additional rigor puts us in better position to preserve our existing balance sheet strength and flexibility, which creates opportunities for continued growth,” said Lee.

“By supporting climate-resilient approaches and the highest ESG principles, we believe that we are uniquely positioned in this environment to seize this opportunity to invest more in our brand and position as a leading tech company serving the global CEA industry,” said Lee. “The second quarter presented some hurdles in ramping up production that we expect to prove invaluable in the long-run, providing us the opportunity to leverage our own solutions to support industry-wide challenges.”

Exhibit 99.1
The company will review key performance indicators and milestones associated with holding company strategy implementation during the Q2 conference call.

Conference Call and Webcast

Management of AppHarvest will host a webcast and conference call to discuss its second quarter 2021 financial results and operations today at 8:30 a.m. ET. Participation instructions for the live event and replay are as follows:

Live webcast and conference call
•Webcast: Accessible at investors.appharvest.com
•Dial-in: 1-833-665-0607 (Domestic Toll Free) / 1-929-517-0397 (Toll/International)
•Participant Entry Number: 4718087

Conference Replay*
•Webcast: Accessible at investors.appharvest.com
•Dial-in: 1-855-859-2056 (Domestic Toll Free) / 1-404-537-3406 (Toll/International)
•Conference Number: 4718087

*Available approximately two hours after the end of the conference call through August 18, 2021.

About AppHarvest

AppHarvest is an applied technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, designed to grow non-GMO, chemical pesticide-free produce, using up to 90 percent less water than open-field agriculture and only recycled rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land without agricultural runoff. The company combines conventional agricultural techniques with cutting-edge technology including artificial intelligence and robotics to improve access for all to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as Adjusted EBITDA, to understand and evaluate the Company’s core operating performance. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: stock-based compensation, transaction-related costs, remeasurement of warrant liabilities and certain other non-recurring, non-cash and non-core items. The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes.

The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required to be presented in the Company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and the Company’s other financial results presented in accordance with GAAP.

Exhibit 99.1
Adjusted EBITDA as used in connection with the Company's 2021 and 2025 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2021 and for 2025. In addition, the company may incur additional expenses which may impact adjusted EBITDA. Such items may include costs and expenses related to the business combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2021 or 2025 GAAP financial results.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s value of current and future investments, intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, estimated Adjusted EBITDA, revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on May 17, 2021 under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	June 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$273,071	$21,909
Accounts receivable, net	983	—
Inventories, net	1,342	3,387
Prepaid expenses and other current assets	4,341	481
Total current assets	279,737	25,777
Operating lease right-of-use assets, net	2,503	1,307
Property and equipment, net	240,304	152,645
Goodwill	50,885	—
Other intangible assets, net	9,543	—
Other assets, net	12,560	1,188
Total non-current assets	315,795	155,140
Total assets	$595,532	$180,917
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$4,429	$1,342
Accrued expenses	14,817	5,184
Current portion of lease liabilities with a related party	—	59,217
Current portion of lease liabilities	548	166
Current portion of financing obligation with a related party	—	58,795
Current portion of long-term debt	1,815	—
Note payable with related party	—	30,000
Other current liabilities	658	77
Total current liabilities	22,267	154,781
Long-term debt, net of current portion	72,529	—
Lease liabilities, net of current portion	2,449	1,370
Deferred income tax liabilities	1,950	—
Private Warrant liabilities	20,319	—
Other liabilities	2,879	—
Total non-current liabilities	100,126	1,370
Total liabilities	122,393	156,151
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of June 30, 2021 and December 31, 2020, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 100,275 and 44,461 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	10	4
Additional paid-in capital	557,300	45,890
Accumulated deficit	(81,659)	(21,128)
Accumulated other comprehensive loss	(2,512)	—
Total stockholders’ equity	473,139	24,766
Total liabilities and stockholders’ equity	$595,532	$180,917

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$3,138	$—	$5,437	$—
Cost of goods sold	15,683	—	22,519	—
	(12,545)	—	(17,082)	—
Operating expenses:
Selling, general and administrative expenses	27,467	1,713	58,956	2,693
Total operating expenses	27,467	1,713	58,956	2,693
Loss from operations	(40,012)	(1,713)	(76,038)	(2,693)
Other income (expense):
Development fee income from a related party	—	138	—	272
Interest expense from related parties	—	(24)	(658)	(26)
Interest expense	(88)	—	(88)	—
Change in fair value of Private Warrants	6,488	—	16,314	—
Other	105	(30)	461	—
Loss before income taxes	(33,507)	(1,629)	(60,009)	(2,447)
Income tax benefit (expense)	1,491	—	(522)	—
Net loss	(32,016)	(1,629)	(60,531)	(2,447)

Other comprehensive loss:
Net unrealized losses on derivatives contracts, net of tax	(1,843)	—	(2,512)	—
Comprehensive loss	$(33,859)	$(1,629)	$(63,043)	$(2,447)

Net loss per common share:
Basic and diluted	$(0.32)	$(0.05)	$(0.67)	$(0.07)
Weighted average common shares outstanding:
Basic and diluted	100,084	33,106	90,460	33,085

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net loss	$(60,531)	$(2,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	(16,314)	—
Deferred income tax provision	522	—
Depreciation and amortization	4,602	15
Stock-based compensation expense	19,677	59
Rent expense in excess of rent payments	6	(2)
Amortization of development fee with a related party	—	(269)
Changes in operating assets and liabilities
Accounts receivable	(725)	—
Inventories, net	2,045	(185)
Prepaid expenses and other current assets	(3,744)	9
Other assets, net	(12,444)	(38)
Accounts payable	998	201
Accrued expenses	1,983	163
Other current liabilities	(24)	19
Other non-current liabilities	469	—
Net cash used in operating activities	(63,480)	(2,448)
Investing Activities
Purchases of property and equipment	(74,289)	(1,412)
Purchases of property and equipment from a related party	(122,911)	—
Cost of acquisition, net of cash acquired	(9,756)	—
Advances on equipment	916	(1,440)
Net cash used in investing activities	(206,040)	(2,852)
Financing Activities
Proceeds from debt to a related party	—	2,000
Proceeds from Business Combination and PIPE Shares, net	448,500	—
Proceeds from debt	75,000	—
Debt issuance costs	(656)	—
Payments on financing obligation to a related party	(2,089)	—
Proceeds from stock options exercised	35	32
Payments of withholding taxes on restricted stock conversions	(108)	—
Issuance of preferred stock, net	—	4,880
Net cash provided by financing activities	520,682	6,912
Change in cash and cash equivalents	251,162	1,612
Cash and Cash Equivalents
Beginning of period	21,909	6,031
End of period	$273,071	$7,643
Non-cash Activities:
Fixed assets purchases in accounts payable	$2,058	$—
Fixed assets purchases in accrued liabilities	$8,201	$—
Operating lease right-of-use assets and liabilities	$1,055	$266

Exhibit 99.1

APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net loss	$(32.0)	$(1.6)	$(60.5)	$(2.4)
Interest expense from related parties	—	—	0.7	—
Interest expense	0.1	—	0.1	—
Interest income	(0.1)	—	(0.1)	—
Income tax expense (benefit)	(1.5)	—	0.5	—
Depreciation and amortization expense	2.8	—	4.6	—
EBITDA	(30.7)	(1.6)	(54.7)	(2.4)
Change in fair value of Private Warrants	(6.5)	—	(16.3)	—
Stock-based compensation expense	13.4	—	19.7	0.1
Transaction success bonus on completion of Business Combination	—	—	1.5	—
Business Combination transaction costs	0.5	—	13.8	—
Root AI acquisition costs	0.6	—	1.0	—
Adjusted EBITDA	$(22.7)	$(1.6)	$(35.0)	$(2.3)